EXECUTION VERSION


                               FOURTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of June 1, 2001 (the "Amendment Effective Date"), by and among the Funds identified on Annex I hereto under the heading Current Borrower Parties (the "Current Borrower Parties"), the Funds identified on Annex I hereto under the heading New Borrower Parties (the "New Borrower Parties"),the undersigned Banks and BANK OF AMERICA, N.A., as agent (in such capacity, the "Agent") for the Banks.

         WHEREAS, the Trusts (either on their own behalf or on behalf of certain specified Funds) identified on Annex I hereto listed under the heading Current Borrower Parties, the Banks and the Agent are currently parties to a certain Credit Agreement, dated as of April 29, 1996 (as amended or otherwise modified hereby, the "Credit Agreement"; terms defined therein having the same respective meanings herein); and

         WHEREAS, the parties hereto wish to add the New Borrower Parties as parties to the Credit Agreement and to amend the Credit Agreement in certain respects as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound hereby, agree as follows:

     Section 1. Credit Agreement Amendment. The Credit Agreement is hereby amended on and from the Amendment Effective Date by adding the New Borrower Parties as additional parties to the Credit Agreement.

     Section 2. Additional Notes. Each New Borrower Party shall deliver to the Agent on or before the Amendment Effective Date its Notes for the accounts of each of the Banks (each, an "Additional Note").

     Section 3. Conditions to Effectiveness. This Amendment shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied and notice thereof shall have been given by the Agent to the Trusts and the Banks.

          (a)  The Agent shall have received:

               (i) counterparts hereof duly executed and delivered by the Trusts on behalf of the Funds and evidence of the execution of counterparts hereof by all of the Banks;

               (ii) the Additional Notes duly executed and delivered on behalf of the New Borrower Parties;

               (iii) with respect to each Fund, from the applicable Trust, a certificate of its Secretary or Assistant Secretary setting forth evidence of such Fund's authority to execute, deliver and perform this Amendment and the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment;

               (iv) An opinion, dated the date hereof and addressed to the Agent and the Banks, from Ropes & Gray, counsel to the New Borrower Parties, substantially in the form of Exhibit 4.1(c) of the Credit Agreement, which Liberty Funds Trust III and Liberty Funds Trust V expressly authorize and instruct such counsel to prepare and deliver;

               (v) a Borrowing Base Certificate for each New Borrower Party prepared as of a date that is within five days of the date of this Amendment;

               (vi) a revised Allocation Notice;

               (vii) copies of the most recent prospectus and statement of additional information for each New Borrower Party;

               (viii) copies of each investment advisory agreement between each New Borrower
         Party and the Adviser, together with all sub-advisory agreements, if any; and

               (ix) evidence of payment of all accrued, costs and expenses relating to the Credit Agreement to the extent then due and payable on the Amendment Effective Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Amendment Effective
          Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the amendment proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Funds and the Agent).

          (b) No Default shall have occurred and be continuing on the Amendment Effective Date.

     Section 4. Warranties. To induce the Agent and the Banks to enter into this Amendment, each Trust hereby represents and warrants that:

     (a) the execution and delivery by the Trust of this Amendment, and the performance by the Trust of the Credit Agreement, have been duly authorized by all necessary action on the part of the Trust, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Trust or of the organizational documents of the Trust, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Trust is a party or by which the Trust or its properties may be bound or affected or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Trust;

     (b) assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment and the Credit Agreement as amended by this Amendment constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies;

     (c) each representation and warranty of the Trust set forth in Article V of the Credit Agreement is true and correct as of the Amendment Effective Date as though made on and as of such date; and

     (d) as of the Amendment Effective Date, and as of the date of the execution and delivery by the Trust of this Amendment, as to the Trust or, in the case of a Trust consisting of Portfolios, each Portfolio of such Trust, no Default has occurred and is continuing.

     Section 5. Miscellaneous.

     (a) Except as amended hereby, the Credit Agreement and each other Credit Document remains in full force and effect and each Trust hereby ratifies and confirms its respective representations, warranties, covenants and agreements contained in, and obligations and liabilities under, the Credit Agreement and the other Credit Documents;

     (b) On and from the Amendment Effective Date, reference to the Credit Agreement in any Credit Document shall be deemed to include a reference to the Credit Agreement, as amended by this Amendment, whether or not reference is made to this Amendment;

     (c) The Trusts shall pay or reimburse the Agent for the fees and expenses of the Agent (including Attorney Costs) incurred in connection with the transactions contemplated hereby and by any of the Credit Documents;

     (d) This Amendment shall be deemed to be a contract made under and governed by the laws of the State of Illinois, without regard to its principles of conflicts of laws; and

     (e) This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which when taken together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    LIBERTY FUNDS TRUST I ON BEHALF OF LIBERTY INCOME FUND, LIBERTY HIGH YIELD SECURITIES FUND, LIBERTY STRATEGIC INCOME FUND, LIBERTY TAX-MANAGED GROWTH FUND, LIBERTY TAX-MANAGED GROWTH FUND II AND LIBERTY TAX-MANAGED VALUE FUND



                    By:  J. Kevin Connaughton  /s/
                    Title:  Treasurer


                    LIBERTY FUNDS TRUST II ON BEHALF OF LIBERTY NEWPORT GREATER CHINA FUND AND LIBERTY NEWPORT JAPAN OPPORTUNITIES FUND



                    By:  J. Kevin Connaughton  /s/
                    Title:  Treasurer


                    LIBERTY FUNDS TRUST III ON BEHALF OF LIBERTY NEWPORT GLOBAL EQUITY FUND, LIBERTY NEWPORT INTERNATIONAL EQUITY FUND, LIBERTY SELECT VALUE FUND, THE LIBERTY FUND, LIBERTY CONTRARIAN FUND, LIBERTY CONTRARIAN INCOME FUND, LIBERTY CONTRARIAN EQUITY FUND AND LIBERTY CONTRARIAN SMALL CAP FUND



                     By:  J. Kevin Connaughton  /s/
                     Title:  Treasurer



                    LIBERTY FUNDS TRUST IV ON BEHALF OF LIBERTY HIGH YIELD MUNICIPAL FUND, LIBERTY UTILITIES FUND, LIBERTY TAX-EXEMPT INSURED FUND AND LIBERTY TAX-EXEMPT FUND



                    By:  J. Kevin Connaughton  /s/
                    Title:  Treasurer


                    LIBERTY FUNDS TRUST V ON BEHALF OF LIBERTY CALIFORNIA TAX-EXEMPT FUND, LIBERTY CONNECTICUT TAX-EXEMPT FUND, LIBERTY MASSACHUSETTS TAX-EXEMPT FUND, LIBERTY NEW YORK TAX-EXEMPT FUND, LIBERTY OHIO TAX-EXEMPT FUND AND LIBERTY GLOBAL YOUNG INVESTOR FUND


                    By:  J. Kevin Connaughton  /s/
                    Title:  Treasurer



                    LIBERTY FUNDS TRUST VI ON BEHALF OF LIBERTY SMALL-CAP VALUE FUND, LIBERTY GROWTH & INCOME FUND AND LIBERTY NEWPORT ASIA PACIFIC FUND



                    By:  J. Kevin Connaughton  /s/
                    Title:  Treasurer


                    LIBERTY FUNDS TRUST VII ON BEHALF OF LIBERTY NEWPORT TIGER FUND AND LIBERTY NEWPORT EUROPE FUND



                    By:  J. Kevin Connaughton  /s/
                    Title:  Treasurer

                    BANK OF AMERICA, N.A., as Agent and a Bank



                    By:  Elizabeth W.F. Bishop  /s/
                    Title:  Principal

                    FLEET NATIONAL BANK


                    By:  Mary Ann Jordan  /s/
                    Title:  Director

                    MELLON BANK, N.A.


                    By:  Marla DeYulis  /s/
                    Title:  Lending Officer

                    STATE STREET BANK AND TRUST COMPANY


                    By:  John Stankard  /s/
                    Title:  Vice President

                                     ANNEX I

CURRENT BORROWER PARTIES

Series of Liberty Funds Trust I

Liberty Income Fund
Liberty High Yield Securities Fund
Liberty Strategic Income Fund
Liberty Tax-Managed Growth Fund
Liberty Tax-Managed Growth Fund II
Liberty Tax-Managed Value Fund

Series of Liberty Funds Trust II

Liberty Newport Greater China Fund
Liberty Newport Japan Opportunities Fund

Series of Liberty Funds Trust III

Liberty Newport Global Equity Fund
Liberty Newport International Equity Fund
Liberty Select Value Fund
The Liberty Fund
Liberty Contrarian Fund
Liberty Contrarian Income Fund
Liberty Contrarian Equity Fund

Series of Liberty Funds Trust IV

Liberty High Yield Municipal Fund
Liberty Utilities Fund
Liberty Tax-Exempt Insured Fund
Liberty Tax-Exempt Fund

Series of Liberty Funds Trust V

Liberty California Tax-Exempt Fund
Liberty Connecticut Tax-Exempt Fund
Liberty Massachusetts Tax-Exempt Fund
Liberty New York Tax-Exempt Fund
Liberty Ohio Tax-Exempt Fund

Series of Liberty Funds Trust VI

Liberty Small-Cap Value Fund
Liberty Growth & Income Fund
Liberty Newport Asia Pacific Fund

Series of Liberty Funds Trust VII

Liberty Newport Tiger Fund
Liberty Newport Europe Fund

NEW BORROWER PARTIES

Series of Liberty Funds Trust III

Liberty Contrarian Small Cap Fund

Series of Liberty Funds Trust V

Liberty Global Young Investor Fund